EXHIBIT 21

JACOBS ENGINEERING GROUP INC.

SUBSIDIARIES OF THE REGISTRANT

The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

Jacobs Engineering Company, a California corporation	100.00%
Jacobs Engineering Group of Ohio, Inc., an Ohio corporation	100.00%
Jacobs Government Services Company, a California corporation	100.00%
Jacobs Field Services North America, Inc., a Texas corporation	100.00%
JE Remediation Technologies, Inc., a Louisiana corporation	100.00%
Jacobs Constructors, Inc., a Louisiana corporation	100.00%
Jacobs Industrial Maintenance Company LLC., a U.S. Virgin Islands corporation	100.00%
Jacobs Maintenance, Inc., a Louisiana corporation	100.00%
Jacobs Consultancy Inc., a Texas corporation	100.00%
Jacobs Engineering Inc., a Delaware corporation (“JEI”)	100.00%
CODE International Assurance Ltd., a Nevada corporation	100.00%
Jacobs Engineering Espana, S.L., a Spanish corporation	100.00%
Jacobs Engineering Ireland Limited, a Republic of Ireland corporation	100.00%
Jacobs Lend Lease Ireland Limited, a Republic of Ireland corporation	50.00%
Jacobs Engineering de Mexico, S.A. de C.V., a Mexican corporation	100.00%
Uhde Jacobs Mexico, S.A. de C.V.	49.00%
Jacobs Luxembourg, Sarl, a Luxembourg corporation	100.00%
Jacobs Holding France SAS, a French corporation	100.00%
Jacobs France SAS, a French corporation	100.00%
Jacobs Italia, SpA, an Italian corporation	100.00%
Jacobs Sereland, S.L., a Spanish corporation	100.00%
Jacobs Engineering Deutschland GmbH, a German corporation	100.00%
Jacobs Services GmbH, a German corporation	100.00%
Jacobs Projects GmbH, a German corporation	100.00%
Jacobs Alliance Services GmbH, a German corporation	100.00%
Jacobs Nederland BV, a Netherlands corporation	100.00%
Jacobs Advanced Manufacturing B.V., a Netherlands corporation	100.00%
Jacobs Consultancy Nederland B.V., a Netherlands corporation	100.00%
Jacobs Belgie NV, a Belgian corporation	100.00%
Interhuis SA, a Belgian corporation	100.00%
Jacobs Sverige AB, a Swedish corporation	100.00%
Jacobs U.K. Holdings Ltd., a corporation of England and Wales	100.00%
Jacobs Engineering U.K. Limited, a corporation of England and Wales (“JEL”)	100.00%
GIBB Holdings Ltd., a corporation of England and Wales	100.00%
JacobsGIBB Ltd., a corporation of England and Wales	100.00%
Jacobs U.K. Limited, a corporation of Scotland	100.00%
Babtie International Limited, a corporation of Scotland	100.00%
Babtie Spol s.r.o, a Czech Republic corporation	100.00%
PPU Babtie Spol s.r.o, a Czech Republic corporation	60.00%
Cell BG, a corporation of England	100.00%
Murdoch Green Limited, a corporation of England	100.00%
Babtie Asia Limited, a Hong Kong corporation	100.00%
Babtie Asia Pte Limited, a Singapore corporation	100.00%
Babtie Asia Technical & Management Consultants Sdn Bhd, a Malaysian corporation	100.00%

Babtie Consultants (India) Private Ltd, an Indian corporation	99.00%
Westminster & Earley Services Ltd., a corporation of England and Wales	100.00%
Jacobs Catalytic (UK) Ltd., a corporation of England and Wales	100.00%
Jacobs Consultancy U.K. Limited, a corporation of England and Wales	100.00%
JE Professional Resources Limited, a corporation of England and Wales	100.00%
Jacobs Finland Oy, a corporation of Finland	100.00%
Jacobs International Holdings, Inc., a Delaware corporation	100.00%
JacobsGIBB Hellas A.E. a Greek corporation	100.00%
JacobsGIBB (Polska) SPz.o.o., a Polish corporation	100.00%
Jacobs H&G Private Limited, an Indian corporation	69.98%*
HGC Constructors Private Limited., an Indian corporation	80.00%
Jacobs Puerto Rico, Inc., a Puerto Rican corporation	100.00%
Jacobs Holdings Singapore Pte. Ltd., a Singapore corporation	100.00%
Jacobs Constructors Singapore Pte. Ltd, a Singapore corporation	100.00%
Jacobs Engineering Singapore Pte. Ltd., a Singapore corporation	100.00%
Jacobs-Lend Lease Singapore Pte. Ltd., a Singapore corporation	50.00%
Jacobs Pan-American Corporation, a Virgin Islands corporation	100.00%
Jacobs Canada Inc., a Canadian corporation (“J-CAN”)	100.00%
Jacobs Catalytic Ltd., a Canadian corporation	100.00%
Delta Catalytic Ltd., a Cyprus corporation	100.00%
Delta Catalytic Saudi Arabia Ltd., a Saudi Arabian corporation	50.00%
Jacobs Advisers, Inc., a California corporation	100.00%**
JE Professional Resources, Inc., a California corporation	100.00%
Payne & Keller Company, Inc., a Louisiana corporation	100.00%
Jacobs Applied Technology, Inc., a Delaware corporation	100.00%
Jacobs Facilities Inc., a Missouri corporation	100.00%
GPR Planners Collaborative, Inc., a Missouri corporation	100.00%
SP Operations and Management Services Company, a Missouri corporation	100.00%
Resourcing Services Company LLC, a Michigan corporation	100.00%
Sverdrup Technology, Inc., a Tennessee corporation	100.00%
Jacobs Sverdrup Australia, Pty Ltd, an Australian corporation	100.00%
Jacobs Civil Inc., a Missouri corporation	100.00%
Jacobs Civil Consultants, Inc., a New York corporation	100.00%
Jacobs Construction Services, Inc., a Delaware corporation	100.00%
CRSS International, Inc., a South Carolina corporation	100.00%
Jacobs Engineering New York Inc., a New York corporation	100.00%
Rocky Flats Closure Site Services LLC, a Delaware corporation	100.00%

*	Ownership is divided between JEI and JEL.
**	Ownership is divided between Jacobs Engineering Group Inc. and J-CAN.

All subsidiaries and affiliates are included in the Consolidated Financial Statements.